HealthStream Announces First Quarter 2026 Results Page 1 May 4, 2026	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES FIRST QUARTER 2026 RESULTS

NASHVILLE, Tenn. (May 4, 2026)—HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform company for clinical workforce solutions, today announced results for the first quarter ended March 31, 2026.

First Quarter 2026

•	Revenues of $81.2 million, up 10.5% from $73.5 million in the first quarter of 2025, setting a new Company record for quarterly revenue
•	Operating income of $7.5 million, up 71.6% from $4.4 million in the first quarter of 2025
•	Net income of $5.9 million, up 36.4% from $4.3 million in the first quarter of 2025
•	Earnings per share (EPS) of $0.20 per share (diluted), up from $0.14 per share (diluted) in the first quarter of 2025
•	Adjusted EBITDA[1] of $20.1 million, up 24.1% from $16.2 million in the first quarter of 2025
•	Board of Directors declared a quarterly cash dividend of $0.035 per share, payable on May 29, 2026 to holders of record on May 18, 2026
•	Authorized a share repurchase program to repurchase up to $10.0 million of outstanding shares of common stock on March 13, 2026
•	Michael M. Collier named Chief Operating Officer & Executive Vice President

Financial Results:

First Quarter 2026 Compared to First Quarter 2025

Revenues for the first quarter of 2026 increased by $7.7 million, or 10.5%, to $81.2 million, compared to $73.5 million for the first quarter of 2025. Subscription revenues increased by $7.6 million, or 10.7%, and professional services revenues increased by $0.1 million compared to the first quarter of 2025. Compared to the first quarter of 2025, revenue growth for the first quarter of 2026 was positively impacted by $3.4 million from our acquisitions of Virsys12 and MissionCare Collective completed during the fourth quarter of 2025 and $4.3 million from growth across our existing portfolio of solutions.

Operating income was $7.5 million for the first quarter of 2026, up 71.6% from $4.4 million in the first quarter of 2025. The improvement in operating income was primarily attributable to increased revenues and sublease income associated with our sublease that commenced during the second quarter of 2025. These improvements were partially offset by higher expenses in the first quarter of 2026 to support investments in several areas of the business, primarily in our platform and enterprise applications, resulting in higher labor costs, increased royalties expense, and higher cloud hosting and third-party software expenses, along with increased amortization expense from our fourth quarter 2025 acquisitions.

Net income was $5.9 million in the first quarter of 2026, up 36.4% from $4.3 million in the first quarter of 2025, and EPS was $0.20 per share (diluted) in the first quarter of 2026, up from $0.14 per share (diluted) in the first quarter of 2025.

Adjusted EBITDA was $20.1 million for the first quarter of 2026, up 24.1% from $16.2 million in the first quarter of 2025.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces First Quarter 2026 Results Page 2 May 4, 2026

At March 31, 2026, the Company had cash, cash equivalents, and marketable securities of $66.5 million. The Company does not have any outstanding indebtedness from borrowed money. Capital expenditures incurred during the first quarter of 2026 were $7.3 million.

Other Business Updates

On March 13, 2026, the Company announced a new share repurchase program approved by the Board of Directors under which the Company is authorized to repurchase up to $10.0 million of its outstanding shares of common stock. Pursuant to this authorization, the Company is authorized to make repurchases in the open market, including under Rule 10b5-1 plans, through privately negotiated transactions, or otherwise. This share repurchase program will terminate on the earlier of September 12, 2026 or when the maximum dollar amount under the plan is expended. During the three months ended March 31, 2026, the Company repurchased 119,367 shares of common stock at an aggregate fair value of $2.5 million under this authorization, and the Company continued to repurchase shares pursuant to this authorization during the second quarter of 2026, repurchasing 90,131 additional shares valued at $1.8 million through April 30, 2026.

Additionally, during the three months ended March 31, 2026, the Company repurchased 222,978 shares of common stock at an aggregate fair value of $5.0 million under its previously announced share repurchase program that was authorized on November 11, 2025. This program authorized the Company to repurchase up to $10.0 million of its outstanding shares of common stock and terminated during the three months ended March 31, 2026 when the maximum dollar amount under the program was expended.

In total during the first quarter of 2026, the Company repurchased 342,345 shares of common stock under the share repurchase programs described above at an aggregate fair value of $7.5 million, reflecting an average purchase of $21.91 per share.

On May 4, 2026, the Board of Directors approved a quarterly cash dividend under the Company's dividend policy of $0.035 per share, payable on May 29, 2026 to holders of record on May 18, 2026.

Financial Outlook for 2026

The Company reaffirms its guidance for 2026 for the measures set forth below as previously announced on February 23, 2026.

	Full Year 2026 Guidance
	Low		High
Revenue	$323.0	-	$330.0	million

Net Income	$20.4	-	$22.8	million

Adjusted EBITDA[1]	$73.0	-	$77.0	million

Capital Expenditures	$31.0	-	$34.0	million

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2026, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals, and assumes that general economic conditions do not deteriorate. This guidance does not include the impact of any future acquisitions or dispositions that we may complete during 2026, gains or losses from changes in the fair value of non-marketable equity investments or contingent consideration, or impairment of long-lived assets.

HealthStream Announces First Quarter 2026 Results Page 3 May 4, 2026

Executive Personnel Announcement

Today, HealthStream announced the promotion of Michael M. Collier from Executive Vice President to Chief Operating Officer (COO) & Executive Vice President. In this expanded role, Mr. Collier will lead enterprise operations across HealthStream, including customer experience functions, corporate development and mergers and acquisitions, implementations, legal, human resources, partnerships, business enablement, and other critical areas. He will also serve as executive sponsor for the Company’s AI transformation, driving AI readiness across operational teams and advancing the use of AI to support the workforce and internal business processes. Since joining HealthStream in 2011 as a corporate attorney, Mr. Collier has advanced through roles of increasing responsibility and has been instrumental in the Company’s growth, including leading more than two dozen successful acquisitions.

Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said “HealthStream delivered strong first quarter results in 2026 with revenues up 10.5%, operating income up 71.6%, and adjusted EBITDA up 24.1%, compared to the first quarter of 2025. These results reflect disciplined execution and continued momentum across our business. Our results give us flexibility to invest in areas that we believe will drive ongoing growth and expansion—like our Career Networks and enterprise application suites—as well as our hStream platform and the AI elements that are increasingly at its core.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations and Communications, will be held on Tuesday, May 5, 2026, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/5oqw9zvm. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BI5e8b8a5e7bce472e817c80491726179a. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, impairments of long-lived assets, changes in fair value of contingent consideration, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. Beginning with the presentation of adjusted EBITDA for the year ended December 31, 2025, the Company has included adjustments in the definition of adjusted EBITDA for impairment of long-lived assets and changes in fair value of contingent consideration because the Company believes that these amounts may not be reflective of the underlying operational performance of our business and that including these adjustments is consistent with the intended purpose of adjusted EBITDA with respect to reflecting the underlying operating performance of our business and comparing the Company’s operational performance between periods. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

Adjusted EBITDA should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered clinical workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 615-301-3100.

HealthStream Announces First Quarter 2026 Results Page 4 May 4, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues, net	$81,203	$73,485
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	27,758	25,487
Product development	13,606	12,047
Sales and marketing	12,960	12,149
General and administrative	8,002	8,669
Depreciation and amortization	11,365	10,755
Total operating costs and expenses	73,691	69,107

Operating income	7,512	4,378

Interest income	414	931
Other expense, net	(106)	(61)

Income before income tax provision	7,820	5,248
Income tax provision	1,910	916
Net income	$5,910	$4,332

Net income per share:
Basic	$0.20	$0.14
Diluted	$0.20	$0.14

Weighted average shares of common stock outstanding:
Basic	29,376	30,444
Diluted	29,424	30,587
Dividends declared per share	$0.035	$0.031

HealthStream Announces First Quarter 2026 Results Page 5 May 4, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$48,711	$36,161
Marketable securities	17,787	20,843
Accounts and unbilled receivables, net	43,444	38,998
Prepaid and other current assets	23,081	23,654
Total current assets	133,023	119,656

Capitalized software development, net	45,621	45,581
Property and equipment, net	10,203	10,661
Operating lease right of use assets, net	14,445	15,272
Goodwill and intangible assets, net	276,358	282,448
Other assets	47,791	46,756
Total assets	$527,441	$520,374

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$30,112	$35,729
Deferred revenue	106,402	88,417
Total current liabilities	136,514	124,146
Deferred tax liabilities	17,977	18,246
Deferred revenue, noncurrent	1,320	1,344
Operating lease liability, noncurrent	14,067	14,684
Other long-term liabilities	5,571	7,931
Total liabilities	175,449	166,351

Shareholders’ equity:
Common stock	225,089	231,797
Accumulated other comprehensive loss	(1,566)	(1,361)
Retained earnings	128,469	123,587
Total shareholders’ equity	351,992	354,023
Total liabilities and shareholders' equity	$527,441	$520,374

HealthStream Announces First Quarter 2026 Results Page 6 May 4, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2026	2025
Operating activities:
Net income	$5,910	$4,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,365	10,755
Stock-based compensation	1,309	1,104
Amortization of deferred commissions	3,286	3,150
Deferred income taxes	—	751
Provision for credit losses	92	237
Loss on equity method investments	40	72
Other	(160)	(399)
Changes in assets and liabilities:
Accounts and unbilled receivables	(4,550)	(1,002)
Prepaid and other assets	(2,006)	(2,512)
Accounts payable, accrued, and other liabilities	(6,050)	(6,871)
Deferred revenue	17,900	17,457
Net cash provided by operating activities	27,136	27,074

Investing activities:
Cash paid for acquisitions	(302)	—
Proceeds from marketable securities, net of purchases	3,203	2,097
Purchase of other investments	(1,750)	(500)
Purchases of property and equipment	(740)	(1,055)
Payments associated with capitalized software development	(6,727)	(7,790)
Net cash used in investing activities	(6,316)	(7,248)

Financing activities:
Taxes paid related to net settlement of equity awards	(582)	(1,070)
Payment of cash dividends	(1,028)	(943)
Repurchases of common stock	(6,723)	—
Net cash used in financing activities	(8,333)	(2,013)

Effect of exchange rate changes on cash and cash equivalents	63	7
Net increase in cash and cash equivalents	12,550	17,820
Cash and cash equivalents at beginning of period	36,161	59,469
Cash and cash equivalents at end of period	$48,711	$77,289

HealthStream Announces First Quarter 2026 Results Page 7 May 4, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP net income	$5,910	$4,332
Interest income	(414)	(931)
Interest expense	25	25
Income tax provision	1,910	916
Stock-based compensation expense	1,309	1,104
Depreciation and amortization	11,365	10,755
Adjusted EBITDA	$20,105	$16,201

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces First Quarter 2026 Results Page 8 May 4, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2026

(In thousands)

(Unaudited)

	Low	High
Net income	$20,400	$22,800
Interest income	(1,900)	(2,100)
Interest expense	100	100
Income tax provision	5,700	6,500
Stock-based compensation expense	3,900	4,500
Depreciation and amortization	44,800	45,200
Adjusted EBITDA	$73,000	$77,000

HealthStream Announces First Quarter 2026 Results Page 9 May 4, 2026

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2026 and our quarterly dividend that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, adverse developments impacting the technology and healthcare industry, tariff and trade-related developments, inflationary pressures, geopolitical instability, and legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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